UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 28, 2026
CURALEAF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	333-249081 (Commission File Number)	98-1461045 (I.R.S. Employer Identification Number)
250 Harbor Drive, Third Floor, Stamford, Connecticut 06902
(Address of principal executive offices and zip code)
(917) 717 - 5875
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Curaleaf Holdings, Inc. (“Curaleaf”) and the Board approved certain compensation arrangements for Curaleaf’s Chairman and Chief Executive Officer, Boris Jordan. The Committee and the Board approved these arrangements to support Curaleaf’s performance and strategic objectives.

First, the Committee and the Board increased Mr. Jordan’s target 2027 short-term incentive opportunity from 125% of his 2027 base salary to 200% of his base salary. Second, Mr. Jordan was awarded a discretionary target bonus of $1 million for the achievement of certain strategic targets to be evaluated by the Committee and the Board with the award amount to be determined in March 2028. Third, the Committee and the Board approved a one-time grant of 1,344,275 time-based restricted stock units with a grant date fair value of $15,448,435 that will vest in full on January 5, 2028. The grant was made pursuant to Curaleaf’s 2018 Stock and Incentive Plan and the form of Restricted Unit Award Agreement approved thereunder.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURALEAF HOLDINGS, INC.
(Registrant)

Date:	October 2, 2026	By:	/s/ Peter Clateman
		Name:	Peter Clateman
		Title:	Chief Legal Officer